Assured Guaranty Ltd.
December 31, 2019
Financial Supplement
This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2019.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) changes in the world’s credit markets, segments thereof, interest rates, credit spreads or general economic conditions; (2) developments in the world’s financial and capital markets that adversely affect insured obligors’ repayment rates, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; (3) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (4) the loss of investors in Assured Guaranty's asset management strategies or the failure to attract new investors to Assured Guaranty's asset management business; (5) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (6) insured losses in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures; (7) increased competition, including from new entrants into the financial guaranty industry; (8) poor performance of Assured Guaranty's asset management strategies compared to the performance of the asset management strategies of Assured Guaranty's competitors; (9) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; (10) the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its contracts written in credit default swap (CDS) form, and variable interest entities (VIEs) as well as on the mark-to-market of assets Assured Guaranty manages; (11) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (12) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (13) changes in applicable accounting policies or practices; (14) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (15) the failure of Assured Guaranty to successfully integrate the business of BlueMountain Capital Management, LLC (BlueMountain) and its associated entities; (16) the possibility that acquisitions made by Assured Guaranty, including its acquisition of BlueMountain (BlueMountain Acquisition), do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (17) difficulties with the execution of Assured Guaranty’s business strategy; (18) loss of key personnel; (19) the effects of mergers, acquisitions and divestitures; (20) natural or man-made catastrophes or pandemics; (21) other risk factors identified in AGL’s filings with the U.S. SEC; (22) other risks and uncertainties that have not been identified at this time; and; (23) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP Highlights
Net income (loss) attributable to AGL	$137	$88	$402	$521
Net income (loss) attributable to AGL per diluted share	1.42	0.83	4.00	4.68
Weighted average shares outstanding
Basic shares outstanding	95.0	105.2	99.3	110.0
Diluted shares outstanding (2)	96.1	106.4	100.2	111.3
Effective tax rate on net income	2.0%	12.8%	13.7%	10.2%
GAAP return on equity (ROE) (4)	8.2%	5.4%	6.1%	7.8%

Non-GAAP Highlights(1)
Adjusted operating income (loss)(1)(6)
Insurance	$133	$129	$512	$582
Asset Management	(10)	—	(10)	—
Corporate	(32)	(34)	(111)	(96)
Other	(4)	(3)	—	(4)
Adjusted operating income (loss)	87	92	391	482
Adjusted operating income (loss) per diluted share (1)(6)	0.90	0.87	3.91	4.34
Effective tax rate on adjusted operating income (3)	3.5%	11.8%	13.8%	8.9%
Adjusted operating ROE (1)(4)(9)	5.6%	5.8%	6.2%	7.5%
Insurance Segment
Gross written premiums (GWP)	$518	$96	$677	$612
Present value of new business production (PVP) (1)	286	96	463	663
Gross par written	12,554	4,850	24,353	24,624
Asset Management Segment
Collateralized loan obligations (CLOs) net inflows	$885	$—	$885	$—
Wind-down funds net outflows	(1,297)	—	(1,297)	—

	As of
	December 31, 2019		December 31, 2018
	Amount	Per Share	Amount	Per Share
Shareholders' equity attributable to AGL	$6,639	$71.18	$6,555	$63.23
Adjusted operating shareholders' equity (1)(7)	6,246	66.96	6,342	61.17
Adjusted book value (1)(8)	9,035	96.86	8,922	86.06
Gain (loss) related to the effect of consolidating VIEs (VIE consolidation) included in adjusted operating shareholders' equity	7	0.07	3	0.03
Gain (loss) related to VIE consolidation included in adjusted book value	(4)	(0.05)	(15)	(0.15)

Shares outstanding at the end of period	93.3		103.7
Exposure
Financial guaranty net debt service outstanding	$374,130		$371,586
Financial guaranty net par outstanding	236,807		241,802

Claims-paying resources (5)	11,162		11,815

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Non-GAAP diluted shares outstanding were the same as diluted shares calculated in accordance with accounting principles generally accepted in the United States of America (GAAP) since both net income and adjusted operating income were positive for all periods.

3)	Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.

4)	Quarterly ROE calculations represent annualized returns. See page 8 for additional information on calculation.

5)	See page 13 for additional detail on claims-paying resources.

6)	"Adjusted operating income" was formerly known as "Non-GAAP operating income."

7)	"Adjusted operating shareholders' equity" was formerly known as "Non-GAAP operating shareholders' equity."

8)	"Adjusted book value" was formerly known as "Non-GAAP adjusted book value."

9)	"Adjusted operating ROE" was formerly known as "Non-GAAP operating ROE."

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$39	$28	$122	$159
Net change in fair value of credit derivatives, pre-tax	—	—	—	6

Net income effect	30	21	84	129
Net income per diluted share	0.31	0.20	0.84	1.16

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(1), pre-tax	39	28	122	163
Adjusted operating income(1) effect	30	21	84	126
Adjusted operating income per diluted share (1)	0.31	0.20	0.84	1.14

1)
Consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	December 31,	December 31,
	2019	2018
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$8,854	$10,089
Short-term investments, at fair value	1,268	729
Other invested assets	118	55
Total investment portfolio	10,240	10,873

Cash	169	104
Premiums receivable, net of commissions payable	1,286	904
Deferred acquisition costs	111	105
Salvage and subrogation recoverable	747	490
Financial guaranty variable interest entities' (FG VIEs') assets, at fair value	442	569
Assets of consolidated investment vehicles	572	—
Goodwill and other intangible assets	216	24
Other assets	543	534
Total assets	$14,326	$13,603

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,736	$3,512
Loss and loss adjustment expense (LAE) reserve	1,050	1,177
Long-term debt	1,235	1,233
Credit derivative liabilities	191	209
FG VIEs' liabilities with recourse, at fair value	367	517
FG VIEs' liabilities without recourse, at fair value	102	102
Liabilities of consolidated investment vehicles	482	—
Other liabilities	511	298
Total liabilities	7,674	7,048

Redeemable noncontrolling interests in consolidated investment vehicles	7	—
Shareholders' equity:
Common stock	1	1
Additional paid-in capital	—	86
Retained earnings	6,295	6,374
Accumulated other comprehensive income	342	93
Deferred equity compensation	1	1
Total shareholders' equity attributable to AGL	6,639	6,555
Nonredeemable noncontrolling interests	6	—
Total shareholders' equity	6,645	6,555
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$14,326	$13,603

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Net earned premiums	$123	$125	$476	$548
Net investment income	82	98	378	395
Asset management fees	22	—	22	—
Net realized investment gains (losses)	10	(18)	22	(32)
Net change in fair value of credit derivatives	19	9	(6)	112
Fair value gains (losses) on FG VIEs	—	3	42	14
Foreign exchange gains (losses) on remeasurement	48	(15)	24	(37)
Commutation gains (losses)	—	—	1	(16)
Other income (loss)	(8)	11	4	17
Total revenues	296	213	963	1,001
Expenses
Loss and LAE	18	21	93	64
Interest expense	22	23	89	94
Amortization of deferred acquisition costs	5	4	18	16
Employee compensation and benefit expenses	60	40	178	152
Other operating expenses	54	25	125	96
Total expenses	159	113	503	422
Income (loss) before provision for income taxes and equity in net earnings of investees	137	100	460	579
Equity in net earnings of investees	1	1	4	1
Income (loss) before income taxes	138	101	464	580
Provision (benefit) for income taxes	2	13	63	59
Net income (loss)	136	88	401	521
Less: Redeemable noncontrolling interests	(1)	—	(1)	—
Net income (loss) attributable to AGL	$137	$88	$402	$521

Earnings per share:
Basic	$1.43	$0.84	$4.04	$4.73
Diluted	$1.42	$0.83	$4.00	$4.68

Assured Guaranty Ltd.
Results by Segment (1 of 2)
(in millions)

Results by Segment for the Three Months Ended December 31, 2019 and December 31, 2018

	Three Months Ended December 31, 2019
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$129	$—	$—	$(2)	$127
Net investment income	85	—	1	(4)	82
Asset management fees	—	22	—	—	22
Fair value gains (losses) on FG VIEs	—	—	—	—	—
Commutation gains (losses)	—	—	—	—	—
Other income (loss)	6	—	—	7	13
Total revenues	220	22	1	1	244

Expenses
Loss expense	20	—	—	2	22
Interest expense	—	—	25	(3)	22
Amortization of deferred acquisition cost (DAC) and intangible assets	5	3	—	—	8
Employee compensation and benefit expenses	32	24	4	—	60
Other operating expenses	23	7	11	10	51
Total expenses	80	34	40	9	163
Equity in net earnings of investees	(1)	—	—	2	1
Income (loss) before income taxes	139	(12)	(39)	(6)	82
Provision (benefit) for income taxes	6	(2)	(7)	(1)	(4)
Noncontrolling interests	—	—	—	(1)	(1)
Adjusted operating income (loss)	$133	$(10)	$(32)	$(4)	$87

	Three Months Ended December 31, 2018
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$133	$—	$—	$(3)	$130
Net investment income	99	—	1	(2)	98
Asset management fees	—	—	—	—	—
Fair value gains (losses) on FG VIEs	—	—	—	3	3
Commutation gains (losses)	—	—	—	—	—
Other income (loss)	(1)	—	(8)	—	(9)
Total revenues	231	—	(7)	(2)	222

Expenses
Loss expense	24	—	—	3	27
Interest expense	—	—	24	(1)	23
Amortization of DAC and intangible assets	4	—	—	—	4
Employee compensation and benefit expenses	35	—	5	—	40
Other operating expenses	21	—	4	—	25
Total expenses	84	—	33	2	119
Equity in net earnings of investees	1	—	—	—	1
Income (loss) before income taxes	148	—	(40)	(4)	104
Provision (benefit) for income taxes	19	—	(6)	(1)	12
Noncontrolling interests	—	—	—	—	—
Adjusted operating income (loss)	$129	$—	$(34)	$(3)	$92

Assured Guaranty Ltd.
Results by Segment (2 of 2)
(in millions)

Results by Segment for the Year Ended December 31, 2019 and December 31, 2018

	Year Ended December 31, 2019
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$511	$—	$—	$(18)	$493
Net investment income	383	—	4	(9)	378
Asset management fees	—	22	—	—	22
Fair value gains (losses) on FG VIEs	—	—	—	42	42
Commutation gains (losses)	1	—	—	—	1
Other income (loss)	22	—	(1)	7	28
Total revenues	917	22	3	22	964

Expenses
Loss expense	86	—	—	20	106
Interest expense	—	—	94	(5)	89
Amortization of DAC and intangible assets	18	3	—	—	21
Employee compensation and benefit expenses	137	24	17	—	178
Other operating expenses	83	7	22	10	122
Total expenses	324	34	133	25	516
Equity in net earnings of investees	2	—	—	2	4
Income (loss) before income taxes	595	(12)	(130)	(1)	452
Provision (benefit) for income taxes	83	(2)	(19)	—	62
Noncontrolling interests	—	—	—	(1)	(1)
Adjusted operating income (loss)	$512	$(10)	$(111)	$—	$391

	Year Ended December 31, 2018
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$580	$—	$—	$(12)	$568
Net investment income	396	—	6	(7)	395
Asset management fees	—	—	—	—	—
Fair value gains (losses) on FG VIEs	—	—	—	14	14
Commutation gains (losses)	(16)	—	—	—	(16)
Other income (loss)	32	—	(34)	—	(2)
Total revenues	992	—	(28)	(5)	959

Expenses
Loss expense	70	—	—	3	73
Interest expense	—	—	97	(3)	94
Amortization of DAC and intangible assets	16	—	—	—	16
Employee compensation and benefit expenses	134	—	18	—	152
Other operating expenses	82	—	14	—	96
Total expenses	302	—	129	—	431
Equity in net earnings of investees	1	—	—	—	1
Income (loss) before income taxes	691	—	(157)	(5)	529
Provision (benefit) for income taxes	109	—	(61)	(1)	47
Noncontrolling interests	—	—	—	—	—
Adjusted operating income (loss)	$582	$—	$(96)	$(4)	$482

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net income (loss) attributable to AGL	$137	$88	$402	$521
Less pre-tax adjustments:
Realized gains (losses) on investments	10	(18)	22	(32)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	19	10	(10)	101
Fair value gains (losses) on committed capital securities (CCS) (1)	(18)	17	(22)	14
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	45	(12)	22	(32)
Total pre-tax adjustments	56	(3)	12	51
Less tax effect on pre-tax adjustments	(6)	(1)	(1)	(12)
Adjusted operating income (loss)	$87	$92	$391	$482

Per diluted share:
Net income (loss) attributable to AGL	$1.42	$0.83	$4.00	$4.68
Less pre-tax adjustments:
Realized gains (losses) on investments	0.11	(0.17)	0.22	(0.29)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.19	0.09	(0.11)	0.90
Fair value gains (losses) on CCS (1)	(0.18)	0.16	(0.22)	0.13
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.46	(0.11)	0.21	(0.29)
Total pre-tax adjustments	0.58	(0.03)	0.10	0.45
Less tax effect on pre-tax adjustments	(0.06)	(0.01)	(0.01)	(0.11)
Adjusted operating income (loss)	$0.90	$0.87	$3.91	$4.34

1) Included in other income (loss) in the consolidated statements of operations.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	December 31,	September 30,	December 31,	September 30,	December 31,
	2019	2019	2018	2018	2017
Shareholders' equity attributable to AGL	$6,639	$6,652	$6,555	$6,583	$6,839
Adjusted operating shareholders' equity	6,246	6,222	6,342	6,420	6,521
Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity	7	12	3	3	5

		Three Months Ended		Year Ended
		December 31,		December 31,
		2019	2018	2019	2018
Net income (loss) attributable to AGL		$137	$88	$402	$521
Adjusted operating income (loss)		87	92	391	482

Average shareholders' equity attributable to AGL		$6,646	$6,569	$6,597	$6,697
Average adjusted operating shareholders' equity		6,234	6,381	6,294	6,432
Gain (loss) related to VIE consolidation included in average adjusted operating shareholders' equity		10	3	5	4

GAAP ROE (1)		8.2%	5.4%	6.1%	7.8%
Adjusted operating ROE (1)		5.6%	5.8%	6.2%	7.5%

1)	Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	December 31,	September 30,	December 31,	September 30,	December 31,
	2019	2019	2018	2018	2017
Reconciliation of shareholders' equity attributable to AGL to adjusted book value:
Shareholders' equity attributable to AGL	$6,639	$6,652	$6,555	$6,583	$6,839
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(56)	(74)	(45)	(55)	(146)
Fair value gains (losses) on CCS	52	70	74	57	60
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	486	529	247	215	487
Less taxes	(89)	(95)	(63)	(54)	(83)
Adjusted operating shareholders' equity	6,246	6,222	6,342	6,420	6,521
Pre-tax reconciling items:
Less: Deferred acquisition costs	111	107	105	103	101
Plus: Net present value of estimated net future revenue	192	195	204	211	146
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,296	2,892	3,005	3,012	2,966
Plus taxes	(588)	(500)	(524)	(528)	(512)
Adjusted book value	$9,035	$8,702	$8,922	$9,012	$9,020

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity (net of tax (provision) benefit of $(2), $(3), $(1), $(1) and $(2))	7	12	3	3	5

Gain (loss) related to VIE consolidation included in adjusted book value (net of tax benefit of $1, $-, $4, $4 and $3)	(4)	—	(15)	(14)	(14)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Investment Portfolio and Cash
As of December 31, 2019
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio:
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(2)(4)	$4,036	3.66%	3.38%	$4,340	$148
U.S. government and agencies	137	4.10	3.54	147	6
Corporate securities (4)	2,137	3.08	2.70	2,221	66
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (3)(4)	745	4.69	3.96	775	35
Commercial mortgage-backed securities	402	3.49	3.01	419	14
Asset-backed securities (4)	684	5.32	4.29	720	36
Non-U.S. government securities	230	1.34	1.34	232	3
Total fixed maturity securities	8,371	3.68	3.26	8,854	308
Short-term investments	1,268	1.40	1.18	1,268	18
Cash (5)	169	—	—	169	—
Total	$9,808	3.38%	2.99%	$10,291	$326

Ratings (6):	Fair Value	% of Portfolio
U.S. government and agencies	$147	1.7%
AAA/Aaa	1,436	16.2%
AA/Aa	3,844	43.4%
A/A	1,880	21.2%
BBB	730	8.2%
Below investment grade (BIG) (7)	758	8.6%
Not rated	59	0.7%
Total fixed maturity securities, available-for-sale	$8,854	100.0%

Duration of fixed maturity securities and short-term investments (in years):		4.1

Average ratings of fixed maturity securities and short-term investments		AA-

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Includes obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $10 million insured by Assured Guaranty Municipal Corp. (AGM).

3) Includes fair value of $236 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Cash is not included in the yield calculation.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,101 million in par with carrying value of $758 million.

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Net earned premiums and credit derivative revenues	$129	$133	$511	$580
Net investment income	85	99	383	396
Commutation gains (losses)	—	—	1	(16)
Other income (loss)	6	(1)	22	32
Total revenues	220	231	917	992

Expenses
Loss expense	20	24	86	70
Amortization of deferred acquisition costs	5	4	18	16
Employee compensation and benefit expenses	32	35	137	134
Other operating expenses	23	21	83	82
Total expenses	80	84	324	302
Equity in net earnings of investees	(1)	1	2	1
Adjusted operating income (loss) before income taxes	139	148	595	691
Provision (benefit) for income taxes	6	19	83	109
Adjusted operating income (loss)	$133	$129	$512	$582

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of December 31, 2019
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,691	$1,775	$276	$799	$(485)	$5,056
Contingency reserve(1)	986	621	192	—	(192)	1,607
Qualified statutory capital	3,677	2,396	468	799	(677)	6,663
Unearned premium reserve and net deferred ceding commission income(1)	2,027	431	143	583	(223)	2,961
Loss and LAE reserves (1)	196	151	(1)	182	1	529
Total policyholders' surplus and reserves	5,900	2,978	610	1,564	(899)	10,153
Present value of installment premium	296	151	—	162	—	609
CCS	200	200	—	—	—	400
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)(2)	6,396	3,329	610	1,726	(899)	11,162
Adjustment for MAC (4)	370	240	—	—	(610)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)(2)	$6,026	$3,089	$610	$1,726	$(289)	$11,162

Statutory net exposure (5)	$129,562	$22,937	$18,150	$61,990	$(514)	$232,125
Equity method adjustment (4)	11,017	7,133	—	—	(18,150)	—
Adjusted statutory net exposure (1)	$140,579	$30,070	$18,150	$61,990	$(18,664)	$232,125

Net debt service outstanding (5)	$212,011	$35,172	$26,808	$96,001	$(1,221)	$368,771
Equity method adjustment (4)	16,273	10,535	—	—	(26,808)	—
Adjusted net debt service outstanding (1)	$228,284	$45,707	$26,808	$96,001	$(28,029)	$368,771
Ratios:
Adjusted net exposure to qualified statutory capital	38:1	13:1	39:1	78:1		35:1
Capital ratio (6)	62:1	19:1	57:1	120:1		55:1
Financial resources ratio (7)	36:1	14:1	44:1	56:1		33:1
Adjusted statutory net exposure to claims-paying resources (incl. MAC adj. for AGM and AGC)	22:1	9:1	30:1	36:1		21:1

1)
The numbers shown for AGM and Assured Guaranty Corp. (AGC) have been adjusted to include their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. AGM has been adjusted to include 100% share of Assured Guaranty (Europe) plc, AGM's United Kingdom subsidiary. Amounts include financial guaranty insurance and credit derivatives.

2)
The excess of loss reinsurance facility represented the $180 million portion placed with an unaffiliated reinsurer of a $400 million aggregate excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2018. The facility terminated on January 1, 2020.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages, and (iii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net exposure related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net exposure and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended December 31, 2019 and December 31, 2018

	Three Months Ended					Three Months Ended
	December 31, 2019					December 31, 2018
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$79	$383	$53	$3	$518	$93	$4	$(1)	$—	$96
Less: Installment GWP and other GAAP adjustments(1)	—	383	52	1	436	25	3	(1)	—	27
Upfront GWP	79	—	1	2	82	68	1	—	—	69
Plus: Installment premium PVP	—	187	17	—	204	21	2	1	3	27
Total PVP	$79	$187	$18	$2	$286	$89	$3	$1	$3	$96

Gross par written	$6,452	$5,635	$422	$45	$12,554	$4,555	$96	$25	$174	$4,850

Reconciliation of GWP to PVP for the Year Ended December 31, 2019 and December 31, 2018

	Year Ended					Year Ended
	December 31, 2019					December 31, 2018
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S. (2)	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$198	$417	$57	$5	$677	$320	$115	$167	$10	$612
Less: Installment GWP and other GAAP adjustments(1)	(3)	417	55	—	469	34	75	9	1	119
Upfront GWP	201	—	2	5	208	286	40	158	9	493
Plus: Installment premium PVP(2)	—	211	43	1	255	105	54	8	3	170
Total PVP	$201	$211	$45	$6	$463	$391	$94	$166	$12	$663

Gross par written	$16,337	$6,347	$1,581	$88	$24,353	$19,572	$3,817	$902	$333	$24,624

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

2)	Includes PVP of credit derivatives assumed in the Syncora Guarantee Inc. (SGI) transaction in 2018.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Year Ended
	December 31, 2019		December 31, 2019
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance:
General obligation	$2,479	A-	$7,549	A-
Transportation	2,043	BBB+	2,986	BBB+
Municipal utilities	750	A-	1,883	A-
Tax backed	283	A-	1,784	A-
Healthcare	652	BBB	1,552	BBB+
Higher education	245	A	454	A-
Housing revenue	—	--	62	BBB-
Infrastructure finance	—	--	25	BBB+
Other	—	--	42	A
Total U.S. public finance	6,452	BBB+	16,337	A-
Non-U.S. public finance:
Sovereign and sub-sovereign	5,423	AA-	5,423	AA-
Infrastructure finance	212	BBB	426	BBB+
Regulated utilities	—	--	262	A-
Renewable energy	—	--	236	BBB
Total non-U.S. public finance	5,635	AA-	6,347	A+
Total public finance	$12,087	A	$22,684	A

U.S. structured finance:
Life insurance transactions	$365	AA-	$985	AA-
Pooled corporate obligations	—	--	465	A+
Structured credit	57	BBB	105	BBB
Other	—	--	26	A-
Total U.S. structured finance	422	A+	1,581	A+
Non-U.S. structured finance:
Commercial receivables	45	BBB+	88	BBB+
Total non-U.S. structured finance	45	BBB+	88	BBB+
Total structured finance	$467	A+	$1,669	A+

Total gross par written	$12,554	A	$24,353	A

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

									Year Ended
	1Q-18	2Q-18	3Q-18	4Q-18	1Q-19	2Q-19	3Q-19	4Q-19	2018	2019
PVP:
Public finance - U.S.	$35	$234	$33	$89	$32	$44	$46	$79	$391	$201
Public finance - non-U.S.	26	53	12	3	4	7	13	187	94	211
Structured finance - U.S.	—	158	7	1	5	3	19	18	166	45
Structured finance - non-U.S.	—	9	—	3	1	—	3	2	12	6
Total PVP	$61	$454	$52	$96	$42	$54	$81	$286	$663	$463

Reconciliation of GWP to PVP:

Total GWP	$73	$393	$50	$96	$39	$51	$69	$518	$612	$677
Less: Installment GWP and other GAAP adjustments	22	58	12	27	5	7	21	436	119	469
Upfront GWP	51	335	38	69	34	44	48	82	493	208
Plus: Installment premium PVP	10	119	14	27	8	10	33	204	170	255
Total PVP	$61	$454	$52	$96	$42	$54	$81	$286	$663	$463

Gross par written:
Public finance - U.S.	$2,004	$10,675	$2,338	$4,555	$2,016	$3,657	$4,212	$6,452	$19,572	$16,337
Public finance - non-U.S.	187	3,345	189	96	176	299	237	5,635	3,817	6,347
Structured finance - U.S.	11	393	473	25	494	227	438	422	902	1,581
Structured finance - non-U.S.	—	158	1	174	21	—	22	45	333	88
Total	$2,202	$14,571	$3,001	$4,850	$2,707	$4,183	$4,909	$12,554	$24,624	$24,353

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2019 (as of December 31)		$374,130
2020 Q1	$6,429	367,701	$80	$6	$1	$3
2020 Q2	4,992	362,709	79	5	1	3
2020 Q3	7,114	355,595	77	5	1	3
2020 Q4	5,997	349,598	75	5	1	3
2021	22,991	326,607	284	20	4	11
2022	20,600	306,007	263	19	3	10
2023	17,985	288,022	245	18	3	10
2024	19,010	269,012	227	17	3	10

2020-2024	105,118	269,012	1,330	95	17	53
2025-2029	84,339	184,673	909	66	13	42
2030-2034	68,060	116,613	634	43	12	34
2035-2039	49,793	66,820	368	28	7	26
After 2039	66,820	—	494	49	—	24
Total	$374,130		$3,735	$281	$49	$179

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2019. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.

2)	See page 20, ‘‘Net Expected Loss to be Expensed.’’

3)	Represents a non-GAAP financial measure. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Three Months Ended December 31, 2019

	Net Expected Loss to be Paid (Recovered) as of September 30, 2019	Economic Loss Development / (Benefit) During 4Q-19	(Paid) Recovered Losses During 4Q-19	Net Expected Loss to be Paid (Recovered) as of December 31, 2019
Public Finance:
U.S. public finance	$520	$20	$(9)	$531
Non-U.S public finance	28	(5)	—	23
Public Finance	548	15	(9)	554

Structured Finance:
U.S. RMBS (2)	135	(11)	22	146
Other structured finance	35	9	(7)	37
Structured Finance	170	(2)	15	183
Total	$718	$13	$6	$737

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Year Ended December 31, 2019

	Net Expected Loss to be Paid (Recovered) as of December 31, 2018	Economic Loss Development / (Benefit) During 2019	(Paid) Recovered Losses During 2019	Net Expected Loss to be Paid (Recovered) as of December 31, 2019
Public Finance:
U.S. public finance	$832	$224	$(525)	$531
Non-U.S public finance	32	(9)	—	23
Public Finance	864	215	(525)	554

Structured Finance:
U.S. RMBS (2)	293	(234)	87	146
Other structured finance	26	18	(7)	37
Structured Finance	319	(216)	80	183
Total	$1,183	$(1)	$(445)	$737

1)	Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)	Includes future net representations and warranties (R&W) payable of $53 million as of December 31, 2019 and receivable of $5 million as of December 31, 2018.

Assured Guaranty Ltd.
Loss Measures
As of December 31, 2019
(dollars in millions)

		Three Months Ended December 31, 2019			Year Ended December 31, 2019
	Total Net Par Outstanding for BIG Transactions	Loss and LAE	Loss and LAE included in Adjusted Operating Income (1)	Effect of FG VIE Consolidation (2)	Loss and LAE	Loss and LAE included in Adjusted Operating Income (1)	Effect of FG VIE Consolidation (2)
Public finance:
U.S. public finance	$5,771	$19	$19	$—	$247	$247	$—
Non-U.S public finance	898	—	—	—	(7)	(7)	—
Public finance	6,669	19	19	—	240	240	—
Structured finance:
U.S. RMBS	1,618	(4)	(2)	2	(154)	(156)	20
Other structured finance	219	3	5	—	7	22	—
Structured finance	1,837	(1)	3	2	(147)	(134)	20
Total	$8,506	$18	$22	$2	$93	$106	$20

1)	Adjusted operating income includes financial guaranty insurance and credit derivatives.

2)
The "Effect of FG VIE Consolidation" column represents amounts included in the consolidated statements of operations and adjusted operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed(1)
As of December 31, 2019
(dollars in millions)

GAAP

2020 Q1	$9
2020 Q2	9
2020 Q3	9
2020 Q4	9
2021	35
2022	34
2023	32
2024	33
2020-2024	170
2025-2029	138
2030-2034	91
2035-2039	32
After 2039	8
Total expected present value of net expected loss to be expensed(2)	439
Future accretion	105
Total expected future loss and LAE	$544

1)	The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.0% to 2.45% for U.S. dollar denominated obligations.

2)	Excludes $33 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	December 31, 2019		December 31, 2018
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$73,467	A-	$78,800	A-
Tax backed	37,047	A-	40,616	A-
Municipal utilities	26,195	A-	28,402	A-
Transportation	16,209	BBB+	15,197	A-
Healthcare	7,148	A-	6,750	A-
Higher education	5,916	A-	6,643	A-
Infrastructure finance	5,429	A-	5,489	A-
Housing revenue	1,321	BBB+	1,435	BBB+
Investor-owned utilities	655	A-	846	A-
Renewable energy	210	A-	215	BBB+
Other public finance	1,890	A-	2,169	A-
Total U.S. public finance	175,487	A-	186,562	A-
Non-U.S. public finance:
Regulated utilities	18,995	BBB+	18,124	BBB+
Infrastructure finance	17,952	BBB	17,166	BBB
Sovereign and sub-sovereign	11,341	A+	6,094	A
Renewable energy	1,555	A	1,346	A
Pooled infrastructure	1,416	AAA	1,373	AAA
Total non-U.S. public finance	51,259	A-	44,103	BBB+
Total public finance	$226,746	A-	$230,665	A-

U.S. structured finance:
RMBS	$3,546	BBB-	$4,270	BBB-
Life insurance transactions	1,776	AA-	1,435	A+
Pooled corporate obligations	1,401	AA-	1,215	AA-
Financial products	1,019	AA-	1,094	AA-
Consumer receivables	962	A-	1,255	A-
Other structured finance	596	BBB+	675	A-
Total U.S. structured finance	9,300	A-	9,944	A-

Non-U.S. structured finance:
RMBS	427	A	576	A-
Pooled corporate obligations	55	BB+	126	A
Other structured finance	279	A+	491	A
Total non-U.S. structured finance	761	A	1,193	A
Total structured finance	$10,061	A-	$11,137	A-

Total	$236,807	A-	$241,802	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of December 31, 2019
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$381	0.2%	$2,541	5.0%	1,258	13.5%	181	23.8%	$4,361	1.8%
AA	19,847	11.3	5,142	10.0	4,010	43.1	38	5.0	29,037	12.3
A	94,488	53.9	15,627	30.4	1,030	11.1	184	24.2	111,329	47.0
BBB	55,000	31.3	27,051	52.8	1,206	13.0	317	41.6	83,574	35.3
BIG	5,771	3.3	898	1.8	1,796	19.3	41	5.4	8,506	3.6
Net Par Outstanding (1)	$175,487	100.0%	$51,259	100.0%	$9,300	100.0%	$761	100.0%	$236,807	100.0%

1)	As of December 31, 2019, excludes $1.4 billion of net par attributable to loss mitigation strategies, including loss mitigation securities held in the investment portfolio, which are primarily BIG.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of December 31, 2019
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total

U.S.:
U.S. public finance:
California	$33,368	14.1%
Pennsylvania	15,895	6.7
Texas	14,860	6.3
New York	14,682	6.2
Illinois	13,977	5.9
New Jersey	10,504	4.4
Florida	7,107	3.0
Michigan	5,345	2.3
Puerto Rico	4,270	1.8
Louisiana	4,167	1.8
Other	51,312	21.7
Total U.S. public finance	175,487	74.2
U.S. structured finance	9,300	3.9
Total U.S.	184,787	78.1

Non-U.S.:
United Kingdom	38,450	16.2
France	3,130	1.3
Canada	2,495	1.1
Australia	2,112	0.9
Austria	1,250	0.5
Other	4,583	1.9
Total non-U.S.	52,020	21.9

Total net par outstanding	$236,807	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Specialty Insurance and Reinsurance Exposure
As of December 31, 2019
(dollars in millions)

	Gross Exposure		Net Exposure
	As of December 31, 2019	As of December 31, 2018	As of December 31, 2019	As of December 31, 2018
Life insurance transactions (1)	$1,046	$880	$898	$763
Aircraft residual value insurance policies	398	340	243	218

1)	The life insurance transactions net exposure is projected to increase to approximately $1.0 billion by December 31, 2023.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2019 (as of December 31)						$10,061
2020 Q1	$36	$153	$22	$132	$343	9,718
2020 Q2	19	153	6	75	253	9,465
2020 Q3	34	157	(12)	119	298	9,167
2020 Q4	29	140	(9)	85	245	8,922
2021	251	456	3	407	1,117	7,805
2022	217	393	20	46	676	7,129
2023	197	365	12	158	732	6,397
2024	69	285	17	126	497	5,900

2020-2024	852	2,102	59	1,148	4,161	5,900
2025-2029	195	743	197	717	1,852	4,048
2030-2034	137	193	664	923	1,917	2,131
2035-2039	181	502	96	919	1,698	433
After 2039	91	6	3	333	433	—
Total structured finance	$1,456	$3,546	$1,019	$4,040	$10,061

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2019 (as of December 31)		$226,746
2020 Q1	$3,440	223,306
2020 Q2	2,297	221,009
2020 Q3	4,209	216,800
2020 Q4	3,315	213,485
2021	12,212	201,273
2022	10,806	190,467
2023	8,632	181,835
2024	10,308	171,527

2020-2024	55,219	171,527
2025-2029	48,500	123,027
2030-2034	42,901	80,126
2035-2039	33,820	46,306
After 2039	46,306	—
Total public finance	$226,746

Net par outstanding (end of period)

	1Q-18	2Q-18	3Q-18	4Q-18	1Q-19	2Q-19	3Q-19	4Q-19
Public finance - U.S.	$201,337	$200,378	$190,418	$186,562	$181,408	$180,537	$176,515	$175,487
Public finance - non-U.S.	43,747	45,442	44,735	44,103	44,615	44,488	42,882	51,259
Structured finance - U.S.	10,681	10,749	10,611	9,944	10,337	9,549	9,226	9,300
Structured finance - non-U.S.	1,324	1,235	1,176	1,193	965	793	752	761
Net par outstanding	$257,089	$257,804	$246,940	$241,802	$237,325	$235,367	$229,375	$236,807

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of December 31, 2019
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$4,458	$4,270	$6,956	$6,691

Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds(2)	$611	$268	$375	$(1)	$1,253	$1,294
Puerto Rico Public Buildings Authority (PBA) (2)	7	139	1	(7)	140	145
Public Corporations - Certain Revenues Potentially Subject to Clawback
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (2)	223	481	186	(79)	811	842
PRHTA (Highways revenue) (2)	345	74	35	—	454	515
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)	—	15	1	—	16	16
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA) (2)	525	71	226	—	822	838
Puerto Rico Aqueduct and Sewer Authority (PRASA) (3)	—	284	89	—	373	373
Puerto Rico Municipal Finance Agency (MFA) (3)	153	33	62	—	248	282
University of Puerto Rico (U of PR) (3)	—	1	—	—	1	1
Total exposure to Puerto Rico	$1,864	$1,518	$975	$(87)	$4,270	$4,458

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

2)
As of the date of this filing, the seven-member financial oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) has certified a filing under Title III of PROMESA for these exposures.

3)	As of the date of this filing, the Company has not paid claims on these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of December 31, 2019
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030 -2034	2035 -2039	2040 -2044	2045 -2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$—	$—	$141	$—	$15	$37	$14	$73	$68	$34	$90	$33	$64	$419	$265	$—	$—	$1,253
PBA	—	—	5	—	13	—	7	—	6	11	40	1	—	38	19	—	—	140
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	—	—	25	—	18	28	33	4	29	24	29	34	47	166	292	82	—	811
PRHTA (Highway revenue)	—	—	22	—	35	6	32	33	34	1	—	9	11	177	94	—	—	454
PRCCDA	—	—	—	—	—	—	—	—	—	—	19	—	—	76	57	—	—	152
PRIFA	—	—	—	—	—	—	2	—	—	—	—	—	—	—	7	7	—	16
Other Public Corporations
PREPA	—	—	48	—	28	28	95	93	68	106	105	68	39	140	4	—	—	822
PRASA	—	—	—	—	—	—	—	1	25	27	28	29	—	—	2	15	246	373
MFA	—	—	45	—	40	40	22	18	17	34	12	10	6	4	—	—	—	248
U of PR	—	—	—	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
Total	$—	$—	$286	$—	$149	$139	$205	$222	$247	$237	$323	$184	$167	$1,021	$740	$104	$246	$4,270

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of December 31, 2019
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030 -2034	2035 -2039	2040 -2044	2045 -2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$33	$—	$173	$—	$74	$94	$70	$128	$119	$82	$136	$74	$103	$572	$294	$—	$—	$1,952
PBA	4	—	9	—	20	6	13	6	13	17	45	3	3	50	20	—	—	209
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	21	—	46	—	59	68	72	41	65	59	63	66	78	294	356	89	—	1,377
PRHTA (Highway revenue)	12	—	34	—	58	27	52	51	51	17	15	25	26	233	101	—	—	702
PRCCDA	3	—	3	—	7	7	7	7	7	7	26	6	6	103	61	—	—	250
PRIFA	—	—	—	—	1	1	3	1	1	1	1	—	1	3	10	8	—	31
Other Public Corporations
PREPA	17	3	65	3	63	62	128	121	91	126	122	81	47	155	5	—	—	1,089
PRASA	10	—	10	—	19	19	19	20	44	44	44	44	14	68	70	82	272	779
MFA	6	—	52	—	50	48	28	23	21	37	14	11	6	5	—	—	—	301
U of PR	—	—	—	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1
Total	$106	$3	$392	$3	$351	$332	$392	$398	$412	$390	$466	$310	$284	$1,484	$917	$179	$272	$6,691

Assured Guaranty Ltd.
U.S. RMBS Profile
As of December 31, 2019
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$21	$125	$18	$830	$1	$995
AA	17	108	12	206	1	344
A	13	—	—	27	106	146
BBB	—	39	—	7	397	443
BIG	59	340	34	1,013	172	1,618
Total exposures	$110	$612	$64	$2,083	$677	$3,546

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$22	$21	$1	$581	$47	$672
2005	50	217	24	222	132	645
2006	38	42	11	280	217	588
2007	—	332	28	957	281	1,598
2008	—	—	—	43	—	43
Total exposures	$110	$612	$64	$2,083	$677	$3,546

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of December 31, 2019
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$211	15.0%	47.0%	74.4%
AA	784	55.8	40.0%	48.9%
A	274	19.5	43.1%	46.0%
BBB	95	6.8	35.7%	35.6%
BIG	40	2.9	N/A	N/A
Total exposures	$1,404	100.0%	41.2%	50.4%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Trust preferred
Banks and insurance	$552	39.3%	44.2%	59.3%	AA
U.S. mortgage and real estate investment trusts	114	8.1	47.3%	63.5%	A
Collateralized bond obligations / collateralized loan obligations	624	44.5	37.5%	40.2%	AA-
Other pooled corporates	114	8.1	N/A	N/A	A+
Total exposures	$1,404	100.0%	41.2%	50.4%	AA-

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of December 31, 2019	As of December 31, 2018
U.S. public finance:
General obligation	$1,969	$2,146
Tax backed	1,858	2,263
Municipal utilities	1,472	1,487
Higher education	178	217
Transportation	100	85
Infrastructure finance	35	2
Healthcare	32	55
Housing revenue	17	18
Renewable energy	3	5
Other public finance	107	110
Total U.S. public finance	5,771	6,388
Non-U.S. public finance:
Infrastructure finance	444	608
Sovereign and sub-sovereign	415	387
Renewable energy	39	46
Total non-U.S. public finance	898	1,041
Total public finance	$6,669	$7,429

U.S. structured finance:
RMBS	$1,618	$2,387
Consumer receivables	108	125
Life insurance transactions	40	85
Other structured finance	30	35
Total U.S. structured finance	1,796	2,632
Non-U.S. structured finance:
Pooled corporate obligations	40	42
RMBS	—	45
Other structured finance	1	12
Total non-U.S. structured finance	41	99
Total structured finance	$1,837	$2,731
Total BIG net par outstanding	$8,506	$10,160

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	December 31, 2019	December 31, 2018
BIG Category 1
U.S. public finance	$1,582	$1,767
Non-U.S. public finance	854	796
U.S. structured finance	191	397
Non-U.S. structured finance	40	98
Total BIG Category 1	2,667	3,058
BIG Category 2
U.S. public finance	430	399
Non-U.S. public finance	—	245
U.S. structured finance	136	293
Non-U.S. structured finance	—	—
Total BIG Category 2	566	937
BIG Category 3
U.S. public finance	3,759	4,222
Non-U.S. public finance	44	—
U.S. structured finance	1,469	1,942
Non-U.S. structured finance	1	1
Total BIG Category 3	5,273	6,165
BIG Total	$8,506	$10,160

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of December 31, 2019
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,409	CCC
Puerto Rico Highways & Transportation Authority	1,265	CCC
Puerto Rico Electric Power Authority	822	CCC
Puerto Rico Aqueduct & Sewer Authority	373	CCC
Puerto Rico Municipal Finance Agency	248	CCC
Jackson Water & Sewer System, Mississippi	185	BB
Virgin Islands Public Finance Authority	166	BB
Puerto Rico Convention Center District Authority	152	CCC
Stockton Pension Obligation Bonds, California	107	B
Penn Hills School District, Pennsylvania	107	BB
Alabama State University (Montgomery)	78	BB+
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	76	BB
Atlantic City, New Jersey	56	BB
Coatesville Area School District, Pennsylvania	53	BB
Virgin Islands Water and Power Authority	53	CCC
Total U.S. public finance	$5,150

Non-U.S. public finance:
Valencia Fair	$303	BB+
Road Management Services PLC (A13 Highway)	192	B+
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	139	BB+
CountyRoute (A130) plc	78	BB-
Total non-U.S. public finance	$712
Total	$5,862

U.S. structured finance:
RMBS:
Option One 2007-FXD2	$178	CCC	15.2%
Soundview 2007-WMC1	156	CCC	28.4%
Option One Mortgage Loan Trust 2007-Hl1	110	CCC	24.7%
Nomura Asset Accept. Corp. 2007-1	106	CCC	15.8%
Argent Securities Inc., Asset Backed Pass Through Certificates 2005-W4	93	CCC	14.6%
New Century 2005-A	86	CCC	12.9%
MABS 2007-NCW	64	BB	18.7%
Ace 2007-D1	53	CCC	25.1%
Ace Home Equity Loan Trust 2007-SL1	52	CCC	3.7%
Subtotal RMBS	$898

Non-RMBS:
National Collegiate Trust Series 2006-2	$59	CCC	2.9%
Subtotal non-RMBS	$59
Total U.S. structured finance	$957

Total non-U.S. structured finance	$—
Total	$957

1)	Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of December 31, 2019
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)
New Jersey (State of)	$4,224	BBB
Pennsylvania (Commonwealth of)	1,978	A-
Illinois (State of)	1,803	BBB
New York Metropolitan Transportation Authority	1,630	A-
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,409	CCC
Puerto Rico Highways & Transportation Authority	1,265	CCC
Chicago (City of) Illinois	1,158	BBB
North Texas Tollway Authority	1,120	A
California (State of)	1,082	AA-
Wisconsin (State of)	1,053	A+
CommonSpirit Health, Colorado	1,000	A-
Foothills - Eastern Transportation Corridor, California	996	BBB
New York (City of) New York	994	AA-
Metro Washington Airports Authority (Dulles Toll Road)	971	BBB
Great Lakes Water Authority (Sewerage), Michigan	970	A-
San Diego Family Housing, LLC Military Housing	951	AA
Massachusetts (Commonwealth of)	951	AA-
Philadelphia School District, Pennsylvania	927	A-
Chicago Public Schools, Illinois	912	BBB-
Massachusetts (Commonwealth of) Water Resources	875	AA
Metropolitan Pier & Exposition Authority, Illinois	868	BBB-
Port Authority of New York & New Jersey	864	BBB-
Suffolk County, New York	851	BBB
Alameda Corridor Transportation Authority, California	823	BBB+
Puerto Rico Electric Power Authority	822	CCC
Long Island Power Authority	806	A-
Pennsylvania Turnpike Commission	805	A-
ProMedica Healthcare Obligated Group	750	BBB
Nassau County, New York	706	A-
Jefferson County Alabama Sewer	699	BBB
Philadelphia (City of) Pennsylvania	680	BBB+
Connecticut (State of)	675	A-
Arizona (State of)	660	A+
Regional Transportation Authority, Illinois	656	AA-
Georgia Board of Regents	638	A
Pittsburgh Water & Sewer, Pennsylvania	618	A-
LCOR Alexandria LLC	600	BBB+
North Carolina Turnpike Authority - Triangle Expressway	575	BBB-
Oglethorpe Power Corporation, Georgia	575	BBB
Garden State Preservation Trust (Open Space & Farmland), New Jersey	544	BBB+
Sacramento County, California	527	A-
New Jersey Turnpike Authority, New Jersey	517	A-
Clark County School District, Nevada	505	BBB+
Clarksville Natural Gas Acquisition Corporation, Tennessee	487	A
Yankee Stadium LLC New York City Industrial Development Authority	469	BBB
Montefiore Medical Center, New York	463	BBB
New Haven (City of), Connecticut	446	BBB-
Harris County - Houston Sports Authority, Texas	434	A-
New York State Thruway Authority	433	A-
Great Lakes Water Authority (Water), Michigan	429	A-
Total top 50 U.S. public finance exposures	$45,194

1)	Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of December 31, 2019
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$530	AA
Private US Insurance Securitization	500	AA-
SLM Private Credit Student Trust 2007-A	417	A+
Private US Insurance Securitization	340	AA-
Fortress Credit Opportunities VII CLO Limited	257	AA-
Private US Insurance Securitization	213	AA-
ABPCI Direct Lending Fund CLO I Ltd	208	A
SLM Private Credit Student Loan Trust 2006-C	194	AA-
Option One 2007-FXD2	177	CCC
Brightwood Fund III Static 2018-1, LLC	159	AA
Soundview 2007-WMC1	156	CCC
Timberlake Financial, LLC Floating Insured Notes	148	BBB+
CWABS 2007-4	117	A+
New Century Home Equity Loan Trust 2006-1	111	AAA
Soundview Home Equity Loan Trust 2006-OPT1	111	AAA
Option One Mortgage Loan Trust 2007-Hl1	110	CCC
Nomura Asset Accept. Corp. 2007-1	106	CCC
Countrywide HELOC 2006-I	104	A
CWALT Alternative Loan Trust 2007-HY9	96	A
OwnIt Mortgage Loan ABS Certificates 2006-3	95	AAA
Argent Securities Inc., Asset Backed Pass Through Certificates 2005-W4	93	CCC
Structured Asset Investment Loan Trust 2006-1	87	AAA
New Century 2005-A	86	CCC
Countrywide 2007-13	82	AA-
Preferred Term Securities XXIV, Ltd.	79	AA-
Total top 25 U.S. structured finance exposures	$4,576

1)	Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of December 31, 2019
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,760	A-
Thames Water Utility Finance Plc	United Kingdom	2,068	A-
Hydro-Quebec, Province of Quebec	Canada	2,013	A+
Southern Gas Networks PLC	United Kingdom	1,739	BBB
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	1,689	BBB+
Welsh Water PLC	United Kingdom	1,652	A-
Anglian Water Services Financing	United Kingdom	1,502	A-
National Grid Gas PLC	United Kingdom	1,314	BBB+
British Broadcasting Corporation (BBC)	United Kingdom	1,305	A+
Channel Link Enterprises Finance PLC	France, United Kingdom	1,234	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	1,103	AAA
Capital Hospitals (Barts)	United Kingdom	936	BBB-
Aspire Defence Finance plc	United Kingdom	867	BBB+
National Grid Company PLC	United Kingdom	718	BBB+
Verdun Participations 2 S.A.S.	France	710	BBB-
Yorkshire Water Services Finance Plc	United Kingdom	674	A-
InspirED Education (South Lanarkshire) PLC	United Kingdom	626	BBB
Sydney Airport Finance Company	Australia	623	BBB+
Envestra Limited	Australia	618	A-
Campania Region - Healthcare receivable	Italy	556	BB+
Coventry & Rugby Hospital Company	United Kingdom	554	BBB-
Severn Trent Water Utilities Finance Plc	United Kingdom	533	BBB+
Derby Healthcare PLC	United Kingdom	522	BBB
Wessex Water Services Finance plc	United Kingdom	491	BBB+
Central Nottinghamshire Hospitals PLC	United Kingdom	478	BBB
North Staffordshire PFI	United Kingdom	476	BBB-
International Infrastructure Pool	United Kingdom	472	AAA
International Infrastructure Pool	United Kingdom	472	AAA
International Infrastructure Pool	United Kingdom	472	AAA
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	470	BBB
United Utilities Water PLC	United Kingdom	458	BBB+
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	434	BBB-
South East Water	United Kingdom	430	BBB+
Scotland Gas Networks plc	United Kingdom	425	BBB
NATS (En Route) PLC	United Kingdom	418	A
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	392	BBB
Private International Sub-sovereign Transaction	United Kingdom	374	AA-
BBI (DBCT) Finance Property Limited	Australia	372	BBB
Octagon Healthcare Funding PLC	United Kingdom	337	BBB
Private International Sub-sovereign Transaction	United Kingdom	329	AA
St. James's Oncology Financing plc	United Kingdom	322	BBB
Bakethin Finance Plc	United Kingdom	319	A-
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	315	BBB
Integrated Accommodation Services PLC	United Kingdom	304	BBB+
Valencia Fair	Spain	303	BB+
Dali Capital (Northumbrian Water) PLC	United Kingdom	300	BBB+
Western Power Distribution (South Wales) PLC	United Kingdom	298	BBB+
MPC Funding Limited	Australia	294	BBB+
The Republic of Poland	Poland	286	A-
Private International Sub-sovereign Transaction	United Kingdom	285	AA-
Total top 50 non-U.S. exposures		$36,642

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Results (1 of 2)
(dollars in millions)

	Three Months Ended December 31,	Year Ended December 31,
	2019	2019
Revenues
Management fees:
CLOs	$3	$3
Opportunity funds	2	2
Wind-down funds	13	13
Total management fees	18	18
Performance fees	4	4
Total asset management fees	22	22
Total revenues	22	22

Expenses
Amortization of intangible assets	3	3
Restructuring expenses	7	7
Employee compensation and benefit expenses	17	17
Other operating expenses	7	7
Total expenses	34	34
Adjusted operating income (loss) before income taxes	(12)	(12)
Provision (benefit) for income taxes	(2)	(2)
Adjusted operating income (loss)	$(10)	$(10)

Assured Guaranty Ltd.
Asset Management Results (2 of 2)
(dollars in millions)

Assets Under Management for the Three Months Ended December 31, 2019

	CLOs	Opportunity Funds	Wind-Down Funds	Total
Rollforward:
Assets under management (AUM), October 1, 2019	$11,844	$923	$5,528	$18,295

Inflows	977	165	—	1,142
Outflows:
Redemptions	—	—	(171)	(171)
Distributions	(92)	(43)	(1,126)	(1,261)
Total outflows	(92)	(43)	(1,297)	(1,432)
Net flows	885	122	(1,297)	(290)
Change in fund value	29	(22)	(185)	(178)
AUM, end of period(1)	$12,758	$1,023	$4,046	$17,827

Funded AUM(2)	$12,721	$796	$3,980	$17,497
Unfunded AUM(2)	37	227	66	330

Fee Earning AUM(3)	$3,438	$695	$3,838	$7,971
Non-Fee Earning AUM(3)	9,320	328	208	9,856
_____________________

1)	Includes $142 million and $49 million of AUM related to intercompany investments in Assured Investment Management opportunity funds and CLO fund, respectively.

2)	Funded AUM refers to assets that have been deployed or invested into the funds or CLOs. Unfunded AUM refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.

3)
Fee Earning AUM refers to assets where Assured Investment Management collects fees or has elected not to waive or rebate fees to investors. Non-Fee Earning AUM refers to assets where Assured Investment Management does not collect fees or has elected to waive or rebate fees to investors.

Corporate Division

Assured Guaranty Ltd.
Corporate Results
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Total revenues	$1	$(7)	$3	$(28)

Expenses
Interest expense	25	24	94	97
Employee compensation and benefit expenses	4	5	17	18
Other operating expenses	11	4	22	14
Total expenses	40	33	133	129
Adjusted operating income (loss) before income taxes	(39)	(40)	(130)	(157)
Provision (benefit) for income taxes	(7)	(6)	(19)	(61)
Adjusted operating income (loss)	$(32)	$(34)	$(111)	$(96)

Other

Assured Guaranty Ltd.
Other Results (1 of 2)
(dollars in millions)

	Three Months Ended December 31, 2019
	FG VIEs	Consolidated Investment Vehicles	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(2)	$—	$—	$(2)
Net investment income	(1)	—	(3)	(4)
Fair value gains (losses) on FG VIEs	—	—	—	—
Other income (loss)	—	(3)	10	7
Total revenues	(3)	(3)	7	1
Expenses
Loss and LAE	2	—	—	2
Interest expense	—	—	(3)	(3)
Other operating expenses	—	—	10	10
Total expenses	2	—	7	9
Equity in net earnings of investees	—	2	—	2
Adjusted operating income (loss) before income taxes	(5)	(1)	—	(6)
Provision (benefit) for income taxes	(1)	—	—	(1)
Noncontrolling interests	—	(1)	—	(1)
Adjusted operating income (loss)	$(4)	$—	$—	$(4)

	Three Months Ended December 31, 2018
	FG VIEs	Consolidated Investment Vehicles	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(3)	$—	$—	$(3)
Net investment income	(1)	—	(1)	(2)
Fair value gains (losses) on FG VIEs	3	—	—	3
Other income (loss)	—	—	—	—
Total revenues	(1)	—	(1)	(2)
Expenses
Loss and LAE	3	—	—	3
Interest expense	—	—	(1)	(1)
Other operating expenses	—	—	—	—
Total expenses	3	—	(1)	2
Equity in net earnings of investees	—	—	—	—
Adjusted operating income (loss) before income taxes	(4)	—	—	(4)
Provision (benefit) for income taxes	(1)	—	—	(1)
Noncontrolling interests	—	—	—	—
Adjusted operating income (loss)	$(3)	$—	$—	$(3)

Assured Guaranty Ltd.
Other Results (2 of 2)
(dollars in millions)

	Year Ended December 31, 2019
	FG VIEs	Consolidated Investment Vehicles	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(18)	$—	$—	$(18)
Net investment income	(4)	—	(5)	(9)
Fair value gains (losses) on FG VIEs	42	—	—	42
Other income (loss)	—	(3)	10	7
Total revenues	20	(3)	5	22
Expenses
Loss and LAE	20	—	—	20
Interest expense	—	—	(5)	(5)
Other operating expenses	—	—	10	10
Total expenses	20	—	5	25
Equity in net earnings of investees	—	2	—	2
Adjusted operating income (loss) before income taxes	—	(1)	—	(1)
Provision (benefit) for income taxes	—	—	—	—
Noncontrolling interests	—	(1)	—	(1)
Adjusted operating income (loss)	$—	$—	$—	$—

	Year Ended December 31, 2018
	FG VIEs	Consolidated Investment Vehicles	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(12)	$—	$—	$(12)
Net investment income	(4)	—	(3)	(7)
Fair value gains (losses) on FG VIEs	14	—	—	14
Other income (loss)	—	—	—	—
Total revenues	(2)	—	(3)	(5)
Expenses
Loss and LAE	3	—	—	3
Interest expense	—	—	(3)	(3)
Other operating expenses	—	—	—	—
Total expenses	3	—	(3)	—
Equity in net earnings of investees	—	—	—	—
Adjusted operating income (loss) before income taxes	(5)	—	—	(5)
Provision (benefit) for income taxes	(1)	—	—	(1)
Noncontrolling interests	—	—	—	—
Adjusted operating income (loss)	$(4)	$—	$—	$(4)

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2019		2018		2017		2016		2015
GAAP Summary Statements of Operations Data
Net earned premiums	$476		$548		$690		$864		$766
Net investment income(1)	378		395		417		408		423
Total expenses	503		422		748		660		776
Income (loss) before income taxes	460		580		991		1,017		1,431
Net income (loss) attributable to AGL	402		521		730		881		1,056
Net income (loss) attributable to AGL per diluted share	4.00		4.68		5.96		6.56		7.08

GAAP Summary Balance Sheet Data
Total investments and cash	$10,409		$10,977		$11,539		$11,103		$11,358
Total assets	14,326		13,603		14,433		14,151		14,544
Unearned premium reserve	3,736		3,512		3,475		3,511		3,996
Loss and LAE reserve	1,050		1,177		1,444		1,127		1,067
Long-term debt	1,235		1,233		1,292		1,306		1,300
Shareholders’ equity attributable to AGL	6,639		6,555		6,839		6,504		6,063
Shareholders’ equity attributable to AGL per share	71.18		63.23		58.95		50.82		43.96

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$374,130		$371,586		$401,118		$437,535		$536,341
Gross debt service outstanding (end of period)	375,776		375,080		408,492		455,000		559,470
Net par outstanding (end of period)	236,807		241,802		264,952		296,318		358,571
Gross par outstanding (end of period)	238,156		244,191		269,386		307,474		373,192

Other Financial Information (Statutory Basis)(2)
Financial guaranty:
Net debt service outstanding (end of period)	$367,630		$359,499		$373,340		$401,004		$502,331
Gross debt service outstanding (end of period)	369,251		362,974		380,478		417,072		524,104
Net par outstanding (end of period)	230,984		230,664		239,003		262,468		327,306
Gross par outstanding (end of period)	232,333		233,036		243,217		272,286		340,662

Claims-paying resources(3)
Policyholders' surplus	$5,056		$5,148		$5,305		$5,126		$4,631
Contingency reserve	1,607		1,663		1,750		2,008		2,263
Qualified statutory capital	6,663		6,811		7,055		7,134		6,894
Unearned premium reserve and net deferred ceding commission income	2,961		2,950		2,849		2,672		3,225
Loss and LAE reserves	529		1,023		1,092		888		1,043
Total policyholders' surplus and reserves	10,153		10,784		10,996		10,694		11,162
Present value of installment premium	609		451		445		500		645
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	—		180		180		360		360
Total claims-paying resources	$11,162		$11,815		$12,021		$11,954		$12,567

Ratios:
Net exposure to qualified statutory capital	35	:1	34	:1	34	:1	37	:1	47	:1
Capital ratio	55	:1	53	:1	53	:1	56	:1	73	:1
Financial resources ratio	33	:1	31	:1	31	:1	34	:1	40	:1
Adjusted statutory net exposure to claims-paying resources	21	:1	20	:1	20	:1	22	:1	26	:1

Par and Debt Service Written (FG and Specialty)
Gross debt service written:
Public finance - U.S.	$28,054		$31,989		$26,988		$25,423		$25,832
Public finance - non-U.S.	17,907		7,166		2,811		848		2,054
Structured finance - U.S.	1,704		1,191		500		1,143		355
Structured finance - non-U.S.	88		369		202		30		69
Total gross debt service written	$47,753		$40,715		$30,501		$27,444		$28,310

Net debt service written	$47,731		$40,630		$30,476		$27,444		$28,310
Net par written	24,331		24,538		17,962		17,854		17,336
Gross par written	24,353		24,624		18,024		17,854		17,336

1)
In the first quarter of 2019, the Company reclassified equity in net earnings of investees from net investment income to a separate line item on the consolidated statements of operations. Prior periods have been updated to reflect this change.

2)	Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

3)	See page 13 for additional detail on claims-paying resources.
Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2019	2018	2017	2016	2015
Total GWP	$677	$612	$307	$154	$181
Less: Installment GWP and other GAAP adjustments (2)	469	119	99	(10)	55
Upfront GWP	208	493	208	164	126
Plus: Installment premium PVP	255	170	81	50	53
Total PVP	$463	$663	$289	$214	$179

PVP:
Public finance - U.S.	$201	$391	$196	$161	$124
Public finance - non-U.S.	211	94	66	25	27
Structured finance - U.S.	45	166	12	27	22
Structured finance - non-U.S.	6	12	15	1	6
Total PVP	$463	$663	$289	$214	$179

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$402	$521	$730	$881	$1,056
Less pre-tax adjustments:
Realized gains (losses) on investments	22	(32)	40	(30)	(27)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(10)	101	43	36	505
Fair value gains (losses) on CCS	(22)	14	(2)	—	27
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	22	(32)	57	(33)	(15)
Total pre-tax adjustments	12	51	138	(27)	490
Less tax effect on pre-tax adjustments	(1)	(12)	(69)	13	(144)
Adjusted operating income (loss)	$391	$482	$661	$895	$710

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$4.00	$4.68	$5.96	$6.56	$7.08
Less pre-tax adjustments:
Realized gains (losses) on investments	0.22	(0.29)	0.33	(0.23)	(0.18)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.11)	0.90	0.35	0.27	3.39
Fair value gains (losses) on CCS	(0.22)	0.13	(0.02)	—	0.18
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.21	(0.29)	0.46	(0.25)	(0.10)
Total pre-tax adjustments	0.10	0.45	1.12	(0.21)	3.29
Less tax effect on pre-tax adjustments	(0.01)	(0.11)	(0.57)	0.09	(0.97)
Adjusted operating income (loss) per diluted share	$3.91	$4.34	$5.41	$6.68	$4.76

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of December 31,
	2019	2018	2017	2016	2015
Adjusted book value reconciliation:
Shareholders' equity attributable to AGL	$6,639	$6,555	$6,839	$6,504	$6,063
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(56)	(45)	(146)	(189)	(241)
Fair value gains (losses) on CCS	52	74	60	62	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	486	247	487	316	373
Less taxes	(89)	(63)	(83)	(71)	(56)
Adjusted operating shareholders' equity	6,246	6,342	6,521	6,386	5,925
Pre-tax adjustments:
Less: Deferred acquisition costs	111	105	101	106	114
Plus: Net present value of estimated net future revenue	192	204	146	136	169
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,296	3,005	2,966	2,922	3,384
Plus taxes	(588)	(524)	(512)	(832)	(968)
Adjusted book value	$9,035	$8,922	$9,020	$8,506	$8,396

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity (net of tax (provision) benefit of $(2), $(1), $(2), $4 and $11)	$7	$3	$5	$(7)	$(21)

Gain (loss) related to VIE consolidation included in adjusted book value (net of tax benefit of $1, $4, $3, $12 and $22)	$(4)	$(15)	$(14)	$(24)	$(43)

Adjusted book value per share reconciliation:
Shareholders' equity attributable to AGL per share	$71.18	$63.23	$58.95	$50.82	$43.96
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.60)	(0.44)	(1.26)	(1.48)	(1.75)
Fair value gains (losses) on CCS	0.56	0.72	0.52	0.48	0.45
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	5.21	2.39	4.20	2.47	2.71
Less taxes	(0.95)	(0.61)	(0.71)	(0.54)	(0.41)
Adjusted operating shareholders' equity per share	66.96	61.17	56.20	49.89	42.96
Pre-tax adjustments:
Less: Deferred acquisition costs	1.19	1.01	0.87	0.83	0.83
Plus: Net present value of estimated net future revenue	2.05	1.96	1.26	1.07	1.23
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	35.34	28.98	25.56	22.83	24.53
Plus taxes	(6.30)	(5.04)	(4.41)	(6.50)	(7.02)
Adjusted book value per share	$96.86	$86.06	$77.74	$66.46	$60.87

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity per share	$0.07	$0.03	$0.03	$(0.06)	$(0.15)

Gain (loss) related to VIE consolidation included in adjusted book value per share	$(0.05)	$(0.15)	$(0.12)	$(0.18)	$(0.31)

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2019.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Glossary (continued)

Sectors (continued)
Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by renewable energy sources, such as solar, wind farm, hydroelectric, geothermal and fuel cell.

Regulated Utility Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Sovereign and Sub-Sovereign primarily includes obligations of local, municipal, regional or national governmental authorities or agencies outside of the United States.

Other Public Finance are obligations of or backed by local, municipal, regional or national governmental authorities or agencies not generally described in any of the other described categories.

Structured Finance:
Residential Mortgage-Backed Securities are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Life Insurance Transactions are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Glossary (continued)

Definitions for Asset Management Segment

The Company uses AUM as a metric to measure progress in its Asset Management segment. The Company uses measures of its AUM in its decision making process and intends to use a measure of change in AUM in its calculation of certain components of management compensation. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•	the net asset value of the opportunity and wind-down funds plus any unfunded commitments;

•
the amount of aggregate collateral balance and principal cash of Assured Investment Management's CLOs, including CLO equity that may be held by Assured Investment Management funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji). BlueMountain is not the investment manager of BM Fuji CLOs, but rather has entered into a services agreement and a secondment agreement with BM Fuji pursuant to which BlueMountain provides certain services associated with the management of BM Fuji-advised CLOs and acts in the capacity of service provider.

The Company's calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. The calculation also differs from the manner in which Assured Investment Management affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

"Third-party assets under management" or "3rd Party AUM" refers to the assets Assured Investment Management manages or advises on behalf of third-party investors. This includes current and former employee investments in Assured Investment Management's funds. For CLOs, this also includes CLO equity that may be held by Assured Investment Management's funds.

"Intercompany assets under management" or "Intercompany AUM" refers to the assets Assured Investment Management manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners' investments of BlueMountain (or its affiliates) into the funds.

"Funded assets under management" or "Funded AUM" refers to assets that have been deployed or invested into the funds or CLOs.

"Unfunded assets under management" or "Unfunded AUM" refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.

"Fee earning assets under management" or "Fee Earning AUM" refers to assets where Assured Investment Management collects fees and has elected not to waive or rebate fees to investor.

"Non-fee earning assets under management" or "Non-Fee Earning AUM" refers to assets where Assured Investment Management does not collect fees or has elected to waive or rebate fees to investors. Assured Investment Management reserves the right to waive some or all fees for certain investors, including investors affiliated with Assured Investment Management and/or the Company. Further, to the extent that the Company's wind-down and/or opportunity funds are invested in Assured Investment Management managed CLOs, Assured Investment Management may rebate any management fees and/or performance compensation earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by Assured Investment Management.

Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures, along with the effect of VIE consolidation, provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate certain FG VIEs and investment vehicles. The Company does not own such FG VIEs and its exposure is limited to its obligation under the financial guaranty insurance contract, which is captured in the Insurance segment results. The economic effect of its consolidated investment vehicles is also captured in its Insurance segment results through the insurance subsidiaries' economic interest in such vehicles. Management and the Board of Directors use non-GAAP financial measures further adjusted to remove VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses these core financial measures in its decision making process and in its calculation of certain components of management compensation. Wherever possible, the Company has separately disclosed the effect of VIE consolidation.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity, further adjusted to remove the effect of VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Management believes that many investors, analysts and financial news reporters also use adjusted book value, further adjusted to remove the effect of VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Adjusted operating income further adjusted for the effect of VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of VIE consolidation, (2) adjusted operating shareholders' equity, further adjusted to remove the effect of VIE consolidation, (3) growth in adjusted book value per share, further adjusted to remove the effect of VIE consolidation, and (4) PVP.

 The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management further adjusts adjusted operating income by removing VIE consolidation to arrive at its core operating income measure. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value: Management believes that adjusted operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss, along with other adjustments described below. Management further adjusts adjusted operating shareholders’ equity by removing VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Adjusted operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

 4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share, further adjusted for VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue for contracts other than financial guaranty insurance contracts (such as specialty insurance and reinsurance contracts and credit derivatives). There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from these contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com